Exhibit 99.5

STOCK ORDER AND CERTIFICATION FORM

EDGEWATER BANCORP, INC.

SEND OVERNIGHT PACKAGES TO:
Edgewater Bancorp, Inc.
C/O Sterne, Agee & Leach, Inc.
233 S. Wacker Drive, Suite 9550
Chicago, IL 60606

Internal Use Only:

BATCH # ______ ORDER # ______ CATEGORY ______
DATE REC'D ___/___ CHECK # ______ $ ______
CHECK # ______ $ ______

DEADLINE: The Subscription Offering ends at 12:00 noon, Central Time, on [date]. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Orders will be accepted at the address on the top of this form, the PO Box address on the business reply envelope provided or by hand delivery to the Stock Information Center located at the address on the top of this form. Faxes or copies of this form may not be accepted. Edgewater Bancorp, Inc. reserves the right to accept or reject improper order forms.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM

(1) NUMBER OF SHARES ______ **PRICE PER SHARE** X $10.00 = **(2) TOTAL AMOUNT DUE** $ ______

The Minimum Purchase is 25 Shares ($250). No person may purchase more than 10,000 shares ($100,000). Also, no person together with an associate or group of persons acting in concert may purchase more than 20,000 shares ($200,000).

(3a) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to **Edgewater Bancorp, Inc.** in the amount of $ ______

Checks will be cashed upon receipt.

(3b) METHOD OF PAYMENT – CERTIFICATE OR SAVINGS ACCOUNT WITHDRAWAL ONLY

The undersigned authorizes withdrawal from Edgewater Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. **The Edgewater Bank IRA accounts or accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

Account Number(s)	Withdrawal Amount(s)
	$
	$
	$
Total Withdrawal Amount	$

(4) PURCHASER INFORMATION

Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 8:

- a. ☐ **Eligible Account Holder** – Check here if you were a depositor with aggregate account balances of at least $50 on deposit with Edgewater Bank as of the close of business on June 30, 2012. Enter information in Section 9 for all deposit accounts that you had at Edgewater Bank on this date.
- b. ☐ **Supplemental Eligible Account Holder** – Check here if you were a depositor with aggregate account balances of at least $50 on deposit with Edgewater Bank as of the close of business on September 30, 2013 but were not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at Edgewater Bank as of this date.
- c. ☐ **Other Depositor** – Check here if you were a depositor of Edgewater Bank as of [date] who was not able to subscribe for shares under the Eligible or Supplemental Eligible Account Holder categories. Enter information in Section 9 for all accounts that you had at Edgewater Bank as of this date.
- d. ☐ **Local Community** – Check here if you are not an Eligible or Supplemental Eligible Account Holder, or an Other Depositor, and you reside in the Michigan counties of Berrien, Cass or Van Buren.
- e. ☐ **General Public** – Check here if none of the above categories apply to you.

(5) Check if you (or a household family member) are a:

☐ Director or Officer of Edgewater Bank or Edgewater Bancorp, Inc. ☐ Employee of Edgewater Bank or Edgewater Bancorp, Inc.

(6) MAXIMUM PURCHASER IDENTIFICATION:

☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation is increased. See Item 1 of the Stock Order Form Instructions.

(7) ASSOCIATES/ACTING IN CONCERT:

☐ Check here if you, or any associates or persons acting in concert with you ***(defined on reverse side)***, have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered	Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered

(8) STOCK REGISTRATION:

Please PRINT legibly and fill out completely: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below. See Stock Order Form Instructions for further guidance.

☐ Individual ☐ Tenants in Common ☐ Uniform Transfers to Minors Act ☐ Partnership
☐ Joint Tenants ☐ Individual Retirement Account ☐ Corporation ☐ Trust – Under Agreement Dated ______

Name				SS# or Tax ID
Name				SS# or Tax ID
Address				Daytime Telephone #
City	State	Zip Code	County	Evening Telephone #

(9) QUALIFYING ACCOUNTS:

You should list any accounts that you have or had with Edgewater Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering as described in the prospectus. Attach a separate page if additional space is needed. **Failure to list all of your accounts may result in the loss of part or all of your subscription rights.**

NAMES ON ACCOUNTS	ACCOUNT NUMBERS

(10) ACKNOWLEDGEMENT, CERTIFICATION AND SIGNATURE:

I understand that to be effective, this form, properly completed, together with full payment or withdrawal authorization, must be received by Edgewater Bancorp, Inc. no later than 12:00 noon, Central Time, on [date] otherwise this form and all of my subscription rights will be void.

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL

Signature ______ Date Signature ______ Date

(over)

STOCK ORDER FORM – SIDE 2 (7) ASSOCIATES/ACTING IN CONCERT (continued from front side of Stock Order Form) Associate – The term “associate” of a person means: (1) any corporation or organization, other than Edgewater Bancorp Inc., Edgewater Bank or a majority-owned subsidiary of Edgewater Bank, of which the person is a senior officer, partner or 10% beneficial shareholder; (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and (3) any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Edgewater Bancorp, Inc. or Edgewater Bank. Acting in Concert – The term “acting in concert” means: (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. Please see the Prospectus section entitled ‘‘The Conversion and Offering’’ for more information on purchase limitation and a more detailed description of “associates” and “acting in concert.” (10) ACKNOWLEDGEMENT, CERTIFICATION AND SIGNATURE (continued from front side of Stock Order Form) I agree that after receipt by Edgewater Bancorp, Inc., this Stock Order and Certification Form may not be modified or cancelled without Edgewater Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of $200,000 for any individual, together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined as set forth in the Plan of Conversion and the Prospectus dated [date]. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY, AND ARE NOT GUARANTEED BY EDGEWATER BANCORP, INC., EDGEWATER BANK, OR THE FEDERAL GOVERNMENT. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Stock Information Center at (800)979-4568. I further certify that, before purchasing the common stock of Edgewater Bancorp, Inc., I received the Prospectus dated [date] and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page [TBD, page 17], which risks include but are not limited to the following: Risks Related to Our Business 1. We incurred a net loss for the six months ended June 30, 2013 and the year ended December 31, 2012 and may not achieve profitability by implementing our business strategies. 2. We have a high concentration of loans secured by real estate in our market area. Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations. 3. A significant portion of our loans are commercial real estate, multi-family, construction and land and commercial and industrial loans, which carry greater credit risk than loans secured by owner occupied one- to four-family real estate. We intend to increase our focus on commercial and industrial loans as well as consumer loans, and we intend to continue to originate commercial real estate and multi-family loans. 4. Our business may be adversely affected by credit risk associated with residential property. 5. Our provision for loan losses and net loan charge-offs have increased significantly in recent years, and we may be required to make further increases in our provision for loan losses and to charge-off additional loans in the future, which could adversely affect our results of operations. If our allowance for loan losses is not sufficient to cover actual loan losses, we may be required to make additional provisions for loan losses, which would cause our earnings to decrease. 6. If our nonperforming assets increase, our earnings will be adversely affected. 7. Our growth or future losses may require us to raise additional capital in the future, but that capital may not be available when it is needed or the cost of that capital may be very high. 8. We are subject to an IMCR with the OCC, and we may become subject to regulatory restrictions if we fail to comply with the terms. 9. Our small size makes it more difficult for us to compete. 10. We participate in a defined benefit pension plan for the benefit of certain of our employees. We intend to withdraw from this plan upon completion of the offering. We expect to incur a substantial expense in connection with the withdrawal, which will reduce the proceeds available for other purposes. 11. If our real estate owned is not properly valued or if our reserves are insufficient, our earnings could be reduced. 12. We have a significant amount of net operating losses that we may not be able to utilize. 13. Future changes in interest rates could reduce our profits and asset values. 14. Historically low interest rates may adversely affect our net interest income and profitability. 15. Income from secondary mortgage market operations is volatile, and we may incur losses or charges with respect to our secondary mortgage market operations which would negatively affect our earnings. 16. Liquidity risk could impair our ability to fund operations and jeopardize our financial condition, growth and prospects. 17. Strong competition within our market areas may limit our growth and profitability. 18. Government responses to economic conditions may adversely affect our operations, financial condition and earnings. 19. The short-term and long-term impact of the changing regulatory capital requirements and new capital rules is uncertain. 20. Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings. 21. We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services. 22. The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses. 23. We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations. 24. The expiration of full FDIC insurance on certain non-interest-bearing transaction accounts may increase our costs and reduce our liquidity levels. Increased FDIC insurance assessments could significantly increase our expenses. 25. Changes in accounting standards could affect reported earnings. 26. Future legislative or regulatory actions responding to perceived financial and market problems could impair our rights against borrowers. 27. We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance. Risks Related to the Offering 1. The future price of our common stock may be less than the purchase price in the stock offering. 2. You may not receive dividends on our common stock. 3. There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock. 4. The capital we raise in the stock offering will reduce our return on equity. This could negatively affect the trading price of our shares of common stock. 5. Our stock-based benefit plans will increase our costs, which will reduce our income. 6. The implementation of stock-based benefit plans will dilute your ownership interest. 7. We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering. Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs and the dilution to other shareholders. 8. We intend to enter into employment agreements and change in control agreements with certain of our officers, which may increase our compensation costs upon the occurrence of certain events or increase the cost of acquiring us. 9. We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock. 10. Certain provisions of our articles of incorporation and bylaws, and state and federal law could prevent or impede the ability of stockholders to obtain representation on our board of directors, and may discourage hostile acquisitions of control of Edgewater Bancorp, Inc., which could negatively affect our stock value. 11. A significant percentage of our common stock will be held of controlled by our directors and executive officers and benefit plans. 12. Our stock value may be negatively affected by federal regulations that restrict takeovers. 13. We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors. 14. We have elected to delay the adoption of new and revised accounting pronouncements, which means that our financial statements may not be comparable to those of other public companies. 15. We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers in the community. Execution of this certification form will not constitute a waiver of any rights that a purchaser may have under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. See Front of Stock Order Form

Edgewater Bancorp, Inc.

Stock Order Form Instructions

Stock Information Center: (800)979-4568

Stock Order Form Instructions — All orders are subject to the provisions of the stock offering as described in the prospectus.

Item 1 and 2 — Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares of common stock that can be ordered by an individual or through a single qualifying account is 10,000 shares or 20,000 shares with an associate or group of persons acting in concert. For additional information, see “The Conversion and Offering” in the Prospectus dated [Date].

Item 3a — Payment for shares may be made by check, bank draft or money order payable to Edgewater Bancorp, Inc. DO NOT MAIL CASH. Funds received during the offering will be held in a segregated account at Edgewater Bank and will earn interest at a rate of 0.10% per annum until completion or termination of the offering.

Item 3b — To pay by withdrawal from a savings account or certificate of deposit at Edgewater Bank, insert the account number(s) and the amounts(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order Form. To withdraw from an account with check writing privileges, please write a check. Edgewater Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs) for the purpose of purchasing stock in the offering. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 — Please check the appropriate box to tell us the earliest of the three dates that apply to you, or the local community or general public boxes if you are not a depositor of Edgewater Bank on any of the key dates.

Item 5 — Please check one of the boxes if you are a director, officer, or employee of Edgewater Bank or Edgewater Bancorp, Inc., or a member of such person’s household.

Item 6 - Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 — Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated [date], please see the section entitled “The Conversion and Offering — Limitations on Common Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 — The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Edgewater Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of stock, please consult your legal advisor or contact the Stock Information Center at (800) 979-4568. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority rights over other purchasers as described in the Prospectus, you must take ownership in at least one of the deposit holder’s names.

Item 9 — You should list qualifying accounts that you have or had with Edgewater Bank in the box located under the heading “Qualifying Accounts.” For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 10 — Sign and date the form where indicated. Before you sign please read carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated [date], 2013 carefully before making an investment decision.

If you have any questions regarding the offering, please call our Stock Information Center at (800) 979-4568 to speak to a representative of Sterne, Agee & Leach, Inc. Representatives are available by telephone Monday — Friday, 9:00am — 4:00pm, Central Time. The Stock Information Center will be closed on weekends and bank holidays.

(See Reverse Side for Stock Ownership Guide)

Stock Ownership Guide

Individual — The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants — Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries of this ownership.

Tenants in Common — Tenants in common may also identify two or more owners. When stock is to be held by tenants in common upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Accounts — Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Edgewater Bank. The stock cannot be held in an Edgewater Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA’s:                     On Name Line 1 — list the name of the broker or trust department followed by CUST or TRUSTEE.

On Name Line 2 — FBO (for benefit of) YOUR NAME [IRA a/c #                ].

Address will be that of the broker/trust department to where the stock certificate will be sent.

The Social Security/Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.

Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers to Minors Act — For residents of Michigan and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA:               One Name Line 1: print the name of the custodian followed by the abbreviation “CUST”

One Name Line 2: FBO (for benefit of ) followed by the name of the minor, followed by UTMA- IN (or your state’s abbreviation)

List only the minor’s social security number on the form.

Corporation/Partnership — Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have subscription rights, the Corporation/Partnership must have an account in its legal name and Tax I.D. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust — Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial, and last name of the fiduciary of the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.) In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

If you have any questions regarding the offering, please call our Stock Information Center at (800) 979-4568 to speak to a representative of Sterne, Agee & Leach, Inc. Representatives are available by telephone Monday — Friday, 9:00am — 4:00pm, Central Time. The Stock Information Center will be closed on weekends and bank holidays.

(See Reverse Side for Stock Order Form Instructions)